Exhibit 99.1
For Immediate Release

Contacts:	Bob Wynne	Jenny Gelhausen
	Corporate Communications	Investor Relations
	Oracle Corporation	Oracle Corporation
	(650) 506-5834	(650) 506-4073

	Steve Diamond	Terry Lee
	Corporate Communications	Investor Relations
	Siebel Systems	Siebel Systems
	(650) 477-4743	(650) 295-5656
Oracle Agrees to Buy Siebel for $10.66 a Share
Vaults Oracle to Number 1 in Customer Relationship Management
     REDWOOD SHORES, Calif., September 12, 2005 — Oracle Corporation (Nasdaq: ORCL) announced today that it agreed to buy Siebel Systems, Inc (Nasdaq: SEBL) for $10.66 per share. The offer is valued at approximately $5.85 billion, or $3.61 billion net of Siebel’s cash on hand of $2.24 billion.
     “In a single step, Oracle becomes the number one CRM applications company in the world,” said CEO Larry Ellison. “Siebel’s 4,000 applications customers and 3,400,000 CRM users strengthen our number one position in applications in North America and move us closer to the number one position in applications globally.”
     “Today is a great day for Siebel Systems’ customers, partners, shareholders, and employees,” said Thomas M. Siebel, Chairman of Siebel Systems. “The combination of Siebel applications with the development capacity of Oracle to enhance our CRM product set assures our customers continuing success. This is a very beneficial business combination that will allow us to be even more effective in delivering high quality, leading edge solutions into the hands of satisfied customers.”
     “This is a customer driven event. Our joint customers have consistently recommended this transaction to both companies for over a year,” said Oracle President Charles Phillips. “We will embrace Siebel’s best-in-class CRM products and make the features of those products the centerpiece of our Project Fusion CRM.”
     “We expect this transaction to be accretive to Oracle’s earnings on a non-GAAP basis in its first full year (FY07),” said Oracle President and CFO Greg Maffei. “Longer term, Siebel will contribute to Oracle’s stated goal of 20 percent annual earnings growth. Given the size of our existing
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R&D investment, scale of our global support infrastructure, and similarity of our back office requirements, we will recognize substantial efficiencies from combining our two businesses.”
     CRM applications capture and streamline all customer interactions so CRM users can better understand, service and anticipate their own customers’ needs. Of all major segments of the enterprise applications business, CRM is the largest and fastest growing — estimated to be more than $8 billion in 2004 and expected to grow to $10 billion by 2009, according to IDC. Siebel’s CRM and Oracle’s enterprise applications and middleware share an architecture that embraces industry standards, and a significant majority of Siebel’s implementations run on the Oracle database.
     The Board of Directors of Siebel Systems has voted in favor of the transaction, and Tom Siebel has agreed to vote his shares in favor of the acquisition. Siebel stockholders will convene in a special meeting to vote on the acquisition. Oracle stockholder approval is not required. While the transaction and the timing are subject to regulatory approvals, the deal is expected to close in early 2006.
     Siebel shareholders will receive $10.66 per share in cash for each Siebel share held, unless they elect to receive Oracle common stock, but no more than 30% of Siebel’s common shares may be exchanged for Oracle common stock. In the event that Siebel shareholders holding more than 30% of Siebel common stock elect to receive Oracle common stock, the equity consideration will be pro-rated.
     The measurement period for Oracle’s average share price will be the ten trading days ending the day prior to close, and Oracle will have the right to choose an election date during the twenty trading days ending two days prior to close. If Oracle’s average share price is at or above $10.72 prior to close, Siebel shareholders who elect to receive stock will receive $10.66 per share of value in Oracle common stock for each share of Siebel common stock held. If Oracle’s average share price prior to close is less than $10.72 per share, Siebel shareholders that elect to receive stock will receive 0.994 shares of Oracle common stock for each share of Siebel common stock held, which would result in a value of less than $10.66 per share.
     Oracle intends to repurchase an amount of shares equal to the number of shares issued in the transaction.
     Oracle will host a conference call today, Monday, September 12, at 5:30 a.m. PDT/8:30 a.m. EDT to discuss the acquisition. A live audio webcast of the call will be made available on the Oracle Investor Relations website at www.oracle.com/investor. Interested parties may participate live via telephone by calling (888) 791-1856 (domestic) or (630) 395-0019 (international), passcode: Oracle. The webcast will be available for replay for seven days following the conference call. The replay number is (866) 357-4207 (domestic) or (203) 369-0123 (international), passcode: 6524.

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Important Information
     This document may be deemed to be solicitation material in respect of the proposed business combination of Oracle and Siebel. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC.  STOCKHOLDERS OF SIEBEL ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. The final proxy statement/prospectus will be mailed to stockholders of Siebel. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Oracle Corporation, 500 Oracle Parkway, Redwood Shores, California, Attention: Investor Relations, or from Siebel Systems, Inc., 2207 Bridgepointe Parkway, San Mateo, California 94404, Attention: Investor Relations.
     Oracle, Siebel and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions.  Information regarding Oracle’s directors and executive officers is available in Oracle’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on August 30, 2005, and information regarding Siebel’s directors and executive officers is available in Siebel’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 29, 2005.  Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.
Cautionary Statement Regarding Forward-Looking Statements
     This document contains certain forward-looking statements about Oracle and Siebel. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, similar expressions and any other statements that are not historical facts, in each case as they relate to Oracle and Siebel, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. In making any such statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Oracle and Siebel, including: the impact of general economic conditions in regions in which either such company currently does business, industry conditions, including competition, fluctuations in exchange rates and currency values, capital expenditure requirements, legislative or regulatory requirements, changes in the tax laws, interest rates and access to capital markets. The actual results or performance by Oracle or Siebel could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Siebel.